As filed with the Securities and Exchange Commission on October 22, 2003
                                                      Registration No. 333-_____

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)



           Delaware                                   11-2139466
 (State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                                 105 Baylis Road
                            Melville, New York, 11747
               (Address of principal executive offices) (Zip code)

                        COMTECH TELECOMMUNICATIONS CORP.
                            2000 STOCK INCENTIVE PLAN
             AMENDED AND RESTATED (EFFECTIVE AS OF OCTOBER 15, 2002)
                            (Full title of the plan)

                             ----------------------

                                Mr. Fred Kornberg
                        Comtech Telecommunications Corp.
                                 105 Baylis Road
                            Melville, New York, 11747
                                  631-777-8900
  (Name, address including zip code, and telephone number, including area code, of agent for service)
                             ----------------------


                        COPIES OF ALL COMMUNICATIONS TO:
                             Robert A. Cantone, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000

================================================================================

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================
     Title of        Amount To Be    Proposed Maximum      Proposed Maximum          Amount Of
 Securities To Be   Registered (1)    Offering Price      Aggregate Offering       Registration
    Registered                         Per Share (2)           Price (2)              Fee (3)
-----------------------------------------------------------------------------------------------------
Common Stock,       750,000 shares        $27.85              $20,887,500.00          $1,689.00
par value $.10 per
share

=====================================================================================================

(1) Represents the additional number (as adjusted to reflect the three-for-two stock split effected in July 2003) of shares of common stock, par value $.10 (the "Common Stock"), of Comtech Telecommunications Corp. (the "Registrant") issuable under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, Amended and Restated (Effective as of October 15, 2002) (the "Plan"). Also includes an aggregate of 750,000 preferred stock purchase rights attached to the shares of Common Stock pursuant to the Rights Agreement, dated as of December 15, 1998, between the Registrant and the American Stock Transfer and Trust Company, as Rights Agent.

         Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also registers such additional shares of Common Stock and preferred stock purchase rights as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, on the basis of the high and low sale prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 21, 2003.

(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. The existing securities under the Plan were registered, and the correlating filing fee paid, pursuant to the Registrant's
         Registration Statement on Form S-8 filed on December 12, 2000 (Registration No. 333-51708).

                                Explanatory Note

        Pursuant to General Instruction E to Form S-8, the contents of this Registration Statement on Form S-8 incorporates by reference the Registration Statement on Form S-8 filed on December 12, 2000 (Registration No. 333-51708) (the "Prior Registration Statement"). This Registration Statement covers 750,000 shares, which together with the 2,599,403 shares of Common Stock being carried forward from the Prior Registration Statement constitute the maximum of 3,349,403 shares of Common Stock issuable under the Plan (each amount of shares having been adjusted to reflect the three-for-two stock split effected in July
2003).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission (the "Commission") on December 12, 2000 (Registration No. 333-51708) by Comtech Telecommunications Corp., a Delaware corporation (the "Registrant"), are incorporated herein by reference. In addition, the following documents filed with the Commission by the Registrant are incorporated herein by reference:

                 (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, filed with the Commission on September 23, 2003;

                 (2) the description of the Registrant's common stock, $.10 par value (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A dated November 22, 1974, as amended by the Registrant's Current Report on Form 8-K dated December 11, 2000;

                 (3) all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

        Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        ITEM 8.  EXHIBITS.

        5        Opinion of Proskauer Rose LLP

        23(a)    Consent of KPMG LLP

        23(b) Consent of Proskauer Rose LLP (included in their opinion filed as Exhibit 5)

        24 Power of Attorney (included on the Signature Pages to this Registration Statement)

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, State of New York, on October 22, 2003.

                               COMTECH TELECOMMUNICATIONS CORP.

                               By     /S/ FRED KORNBERG
                                  ------------------------------------------
                                  Fred Kornberg
                                  Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates set forth opposite their names. Each person whose signature appears below hereby authorizes Fred Kornberg and Robert G. Rouse, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints Fred Kornberg and Robert G. Rouse, and each of them, with full power of substitution, attorneys-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


           SIGNATURE                         CAPACITY                           DATE

      /S/ FRED KORNBERG           Chairman of the Board, Chief               October 22, 2003
      ---------------------       Executive Officer and President
         Fred Kornberg            (Principal Executive Officer)

     /S/ ROBERT G. ROUSE          Senior Vice President and                  October 22, 2003
     -----------------------      Chief Financial Officer
        Robert G. Rouse           (Principal Financial and
                                  Accounting
                                  Officer)

    /S/ GEORGE BUGLIARELLO                Director                           October 22, 2003
    --------------------------
       George Bugliarello

     /S/ RICHARD GOLDBERG                 Director                           October 22, 2003
     ------------------------
      Richard L. Goldberg

      /S/ EDWIN KANTOR                    Director                           October 22, 2003
      ---------------------
          Edwin Kantor

        /S/ IRA KAPLAN                    Director                           October 22, 2003
        ------------------
           Ira Kaplan

     /S/ GERARD R. NOCITA                 Director                           October 22, 2003
     ------------------------
        Gerard R. Nocita

                                                                       EXHIBIT 5

                                October 22, 2003

The Board of Directors
Comtech Telecommunications Corp.
105 Baylis Road
Melville, New York 11747


Gentlemen:


        We are acting as counsel to Comtech Telecommunications Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 with respect to the offer and sale of an additional 750,000 shares (the "Shares") of Common Stock, par value $0.10, of the Company (the "Common Stock") under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, Amended and Restated (Effective as of October 15, 2002) (the "Plan").

        As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

        Based upon, and subject to, the foregoing, we are of the opinion that the Shares, to the extent consisting of shares of Common Stock that are originally issued by the Company in connection with the Plan, are duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,


                                                  /s/ PROSKAUER ROSE LLP
                                               ----------------------------
                                               PROSKAUER ROSE LLP

[KPMG LOGO]
                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Comtech Telecommunications Corp.


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Comtech Telecommunications Corp. of our report dated September 18, 2003, with respect to the consolidated balance sheets of Comtech Telecommunications Corp. and subsidiaries as of July 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2003 and the related financial statement schedule, which report appears in the July 31, 2003 annual report on Form 10-K of Comtech Telecommunications Corp. and subsidiaries.

                                            /s/ KPMG LLP
                                            ---------------
                                                KPMG LLP



Melville, New York
October 22, 2003


                                       ii